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Exhibit (d)

AGREEMENT OF CERTAIN STOCKHOLDERS OF SCHEID VINEYARDS INC.

        This Agreement is made and entered into this 29th day of January, 2006, by and among Scheid Vineyards Inc., a Delaware corporation (the "Company"), Alfred G. Scheid, as Trustee of the Alfred G. Scheid Revocable Trust, dated October 8, 1992 ("AGS"), Scott D. Scheid ("SDS"), Heidi M. Scheid ("HMS"), Kurt J. Gollnick ("KJG"), Emily K. Liberty ("EKL"), Tyler P. Scheid ("TPS"), and Shirley Gladden Scheid, as Trustee under Declaration of Trust dated March 12, 1997 ("SGS" and, together with AGS, SDS, HMS, KJG, EKL and TPS the "Stockholders").

        A.    Each of the Stockholders presently owns the number and class of the Company's issued and outstanding shares of common stock as is set forth opposite such Stockholder's name on Exhibit A attached hereto.

        B.    The Company and the Stockholders have determined it is in the best interests of the Company and the Stockholders that the transferability of the Shares (as defined below) owned by the Stockholders be restricted as provided herein.

        C.    The parties hereto have each independently concluded that the method of valuation of the Shares provided in this Agreement is fair and equitable.

        NOW, THEREFORE, in consideration of the mutual benefits to be derived herefrom and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

        Affiliate.    An "Affiliate" of a Person shall mean (a) a Person directly or indirectly controlling, controlled by or under common control with such Person; (b) a Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such Person; or (c) an officer, director, or partner of such Person. When the Affiliate is an officer, director, or partner of such Person, any other Person for which the Affiliate acts in that capacity shall also be considered an Affiliate.

        Agreement.    The "Agreement" shall mean this Agreement of Certain Stockholders of Scheid Vineyard Inc., as the same may be amended or supplemented from time to time hereafter.

        Board of Directors.    The "Board of Directors" shall mean the Board of Directors of the Company as the same may be constituted from time to time hereafter pursuant to applicable law, the Certificate of Incorporation and the By-Laws.

        Bona Fide Offer.    A "Bona Fide Offer" shall mean an offer in writing to a Stockholder, offering to purchase all or any portion of the Shares owned by such Stockholder or any interest of the Stockholder therein and setting forth all the relevant terms and conditions of the proposed purchase, from an offeror who is ready, willing and able to consummate the purchase and who is neither the Company nor a Permitted Transferee.

        Business Day.    "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by applicable law to close.

        By-Laws.    The "By-Laws" shall mean the By-Laws of the Company in effect as of the date hereof and as the same may be modified from time to time hereafter pursuant to applicable law and the Certificate of Incorporation.

        Certificate of Incorporation.    The "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Company in effect as of the date hereof and as the same may be modified from time to time hereafter pursuant to applicable law.

        Company.    The "Company" shall mean Scheid Vineyards Inc., a Delaware corporation.

        Company Notice.    "Company Notice" shall have the meaning set forth in Section 3.1(b)(i)(A).

        Exercise Notice.    "Exercise Notice" shall have the meaning set forth in Section 3.1(a)(ii).

        Company Exercise Period.    "Company Exercise Period" shall have the meaning set forth in Section 3.1(a)(ii).

        Market Sale Transaction.    "Market Sale Transaction" shall mean the sale of all or any portion of the Shares owned by such Stockholder through a brokered transaction made on or through any national securities association or national securities exchange where such Shares are listed (including, without limitation, The NASDAQ SmallCap Market) or if such Shares are not listed on any national securities association or national securities exchange, through The OTC Bulletin Board, The Pink Sheets or a similar established public trading market.

        Market Sale Transaction Purchase Price.    "Market Sale Transaction Purchase Price" shall have the meaning set forth in Section 3.3.

        Offered Shares.    "Offered Shares" shall have the meaning set forth in Section 3.1.

        Permitted Transferee.    "Permitted Transferee" shall have the meaning set forth in Section 2.3.

        Person.    A "Person" shall mean any entity, corporation, company, association, joint venture, joint stock company, partnership, trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.

        Purchase Option.    "Purchase Option" shall have the meaning set forth in Section 3.1(a)(ii).

        Securities Act.    The "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        Selling Stockholder.    "Selling Stockholder" shall have the meaning set forth in Section 3.1.

        Stockholder.    A "Stockholder" shall mean each of the persons specified in the opening paragraph of this Agreement and each other Person who succeeds to the interest of such named Person in and to any Shares in a manner permitted by the provisions of this Agreement.

        Stockholder Exercise Period.    "Stockholder Exercise Period" shall have the meaning set forth in Section 3.1(b)(ii)(A).

        Stockholder Sale Notice.    "Stockholder Sale Notice" shall have the meaning set forth in Section 3.1(a)(i)(A).

        Shares.    The "Shares" shall mean (a) the shares of the Class A Common Stock and the Class B Common Stock of the Company owned by the Stockholders as of the date hereof as is set forth on Exhibit A attached hereto, (b) any shares of the Class A Common Stock of the Company hereafter acquired by any Stockholder upon such Stockholder's conversion of such Stockholder's shares of Class B Common Stock owned as of the date hereof and (c) any other shares of the Company's common stock hereafter issued in respect of the shares of Class A Common Stock and the Class B Common Stock referred to in sections (a) and (b) above in connection with any reorganization, recapitalization, reclassification, readjustment or other change in the capital structure of the Company.

        Transfer.    A "Transfer" of Shares or any interest of a Stockholder therein shall mean any sale, assignment, transfer, disposition, pledge, hypothecation or encumbrance, whether direct or indirect, voluntary, involuntary or by operation of law, and whether or not for value, of such Shares or interest therein. A Transfer includes any transfer as a result of or in connection with any property settlement or judgment incident to a divorce, dissolution of marriage or separation.

        Transferee.    "Transferee" shall have the meaning set forth in Section 2.4(a).

ARTICLE II
RESTRICTION ON TRANSFER OF SHARES

        2.1.    No Transfer of Shares.    No Shares and no interest of a Stockholder in any Shares may be Transferred except in accordance with the terms of this Agreement. Any such attempted Transfer in violation of this Agreement shall be null and void ab initio, and neither the Company nor any transfer agent of the Company shall give effect to any such attempted Transfer in its stock records or for any other purpose.

        2.2.    Restrictions Under Securities Laws.    Notwithstanding anything to the contrary stated in this Agreement, no Shares may be Transferred unless the Company shall have reasonably determined that the intended Transfer does not violate the Securities Act and any applicable state securities laws or the Shares have been validly registered under the Securities Act and all applicable state securities laws.

        2.3.    Permissible Transfers.    Notwithstanding anything to the contrary set forth in this Agreement, the restrictions on Transfer and the rights of first refusal specified herein shall not apply to any Transfer (a) upon the death of a Stockholder, (b) to an Affiliate of a Stockholder, and/or (c) to a trust (whether irrevocable, partially irrevocable or entirely revocable) established solely for the benefit of a Stockholder or for one or more of a Stockholder's spouse and/or lineal descendants and/or lineal ancestors, without regard to age, so long as such Stockholder retains voting control over the Shares, as a trustee, general partner or in a management capacity or otherwise; provided, however, that the transferee pursuant to such permissible transfer (such transferee being referred to herein as a "Permitted Transferee"), other than one who is already a Stockholder, complies with the terms and conditions set forth in Section 2.4 below.

        2.4.    Additional Transfer Requirements.    Any Transfers permitted pursuant to the terms of this Agreement shall be invalid unless:

          (a)   the transferee of the Shares ("Transferee") agrees in writing to become a party to, and subject to the terms and conditions of, this Agreement;

          (b)   the Transferee pays all transfer agent costs and expenses arising with respect to the contemplated Transfer;

          (c)   if requested by the Company (which request shall not be unreasonable), the Transferee delivers an opinion of counsel, satisfactory to the Board of Directors, that the Transfer is exempt from the registration or qualification requirements of, and is otherwise in compliance with, all applicable federal and state securities law; and

          (d)   the spouses, if any, of the transferring Stockholder and the Transferee (as applicable) execute and deliver to the Company and other Stockholders, Spousal Consents substantially in the form of Exhibit B attached hereto.

        In addition, no Transfer by any Stockholder of all or a portion of such Stockholder's Shares shall be permitted if the consummation of such Transfer would result in any breach or violation of any applicable law.

ARTICLE III
RIGHT OF FIRST REFUSAL AS TO TRANSFER OF SHARES

        3.1.    Option to Purchase Shares.    No Stockholder shall voluntarily sell or otherwise dispose of all or any portion of his Shares or any interest therein except to a Permitted Transferee (in which case the rights of first refusal specified in this ARTICLE III shall not apply) or in a sale pursuant to a Bona Fide Offer or pursuant to a Market Sale Transaction. In the event a Stockholder (the "Selling Stockholder") shall decide to sell or otherwise dispose of all or any portion of his Shares or any interest therein ("Offered Shares") for value pursuant to a Bona Fide Offer or pursuant to a Market Sale Transaction, the following provisions shall apply:

          (a)   Purchase Option—Company.

            (i)    Stockholder Sale Notice.

              (A)  Bona Fide Offer.    In the event the Selling Stockholder negotiates a Bona Fide Offer, he shall give to the Company a written notice (the "Stockholder Sale Notice") setting forth as to each Person to whom the sale is proposed to be made: (a) the name and address of that Person and, if that Person is a corporation or other entity, the principal owners thereof; (b) the number of Offered Shares proposed to be sold to that Person; (c) the manner in which the sale is proposed to be made; and (d) the price at which or other consideration for which and the material terms upon which, the sale is proposed to be made.

              (B)  Market Sale Transaction.    In the event the Selling Stockholder decides to initiate a Market Sale Transaction, he shall give to the Company a Stockholder Sale Notice prior to commencing such Market Sale Transaction setting forth the number of Offered Shares proposed to be sold by the Selling Stockholder.

            (ii)   Purchase Option—Bona Fide Offer.    Upon receipt of the Stockholder Sale Notice in connection with a Bona Fide Offer, the Company shall then have the right and option (the "Purchase Option"), for a period ending ten (10) Business Days following its receipt thereof (the "Company Exercise Period"), to elect to purchase all of the Offered Shares. If the Company desires to exercise its Purchase Option, the Company shall, within the Company Exercise Period, deliver to the Selling Stockholder a written notice (the "Exercise Notice") so informing the Selling Stockholder, and at the time the Exercise Notice is received by the Selling Stockholder a binding agreement shall arise between the Selling Stockholder and the Company concerning the sale of all of the Offered Shares at the price and upon the terms provided in the Stockholder Sale Notice.

            (iii)  Purchase Option—Market Sale Transaction.    Upon receipt of the Stockholder Sale Notice in connection with a Market Sale Transaction, the Company shall then have the Purchase Option, during the Company Exercise Period, to elect to purchase all or any portion of the Offered Shares. If the Company desires to exercise its Purchase Option, the Company shall, within the Company Exercise Period, deliver to the Selling Stockholder an Exercise Notice so informing the Selling Stockholder, and at the time the Exercise Notice is received by the Selling Stockholder a binding agreement shall arise between the Selling Stockholder and the Company concerning the sale of such Shares at the Market Sale Transaction Purchase Price (as defined in Section 3.3 below).

          (b)   Purchase Option—Stockholders.

            (i)    Company Notice.

              (A)  Bona Fide Offer.    If the Company has not elected to exercise the Purchase Option as to all of the Offered Shares in connection with a Bona Fide Offer, then the

      Company shall give to all of the Stockholders (including the Selling Stockholder) a written notice (the "Company Notice") informing the Stockholders of its decision not to exercise the Purchase Option attaching a copy of the Stockholder Sale Notice delivered in connection with such Bona Fide Offer.

              (B)  Market Sale Transaction.    If, in connection with a Market Sale Transaction, the Company has (x) not elected to exercise the Purchase Option as to any of the Offered Shares or (y) elected to exercise the Purchase Option with respect to a portion of the Offered Shares, then the Company shall give to all of the Stockholders (including the Selling Stockholder) a Company Notice informing the Stockholders of (x) its decision not to exercise the Purchase Option as to any of the Offered Shares or (y) the number of Offered Shares the Company elects to purchase.

            (ii)   Purchase Option—Bona Fide Offer.

              (A)  If the conditions prescribed in Sections 3.1(a)(i)(A), 3.1(a)(ii) and 3.1(b)(i)(A) hereof have been met in connection with the proposed sale of the Offered Shares by the Selling Stockholder and the Company has not elected to exercise the Purchase Option as to all of the Offered Shares, the Stockholders (other than the Selling Stockholder), pro rata in accordance with their ownership of Shares, shall then have a Purchase Option, during the ten (10) Business Day period immediately following the final Business Day of the Company Exercise Period (the "Stockholder Exercise Period"), to elect to purchase all or any portion of the Offered Shares. If all of the Stockholders (other than the Selling Stockholder) do not exercise their Purchase Option as to the entire amount of the Offered Shares, then the Stockholders electing to purchase shall have the right, pro rata in accordance with their ownership of Shares, to elect to purchase the remaining portion of the Offered Shares available. The Stockholders so exercising their Purchase Option shall, within the Stockholder Exercise Period, deliver to the Selling Stockholder an Exercise Notice so informing the Selling Stockholder, and at the time the Exercise Notice is received by the Selling Stockholder a binding agreement shall arise between the Selling Stockholder and the electing Stockholders concerning the sale of all of the Offered Shares at the price and upon the terms provided in the Stockholder Sale Notice.

              (B)  Notwithstanding the foregoing, however, if the Company or the Stockholders (other than the Selling Stockholder) do not elect to purchase all of the Offered Shares subject to the right of first refusal pursuant to this ARTICLE III, the Selling Stockholder may sell or dispose of all of the Offered Shares to the Person described in the Stockholder Sale Notice at the price and upon the terms set forth in the Stockholder Sale Notice, whereupon that Person shall take and hold the Offered Shares subject to this Agreement and to all of the obligations and restrictions arising hereunder and shall observe and comply with this Agreement and with all such obligations and restrictions. Any such transfer of the Offered Shares must be effected within ten (10) Business Days immediately following the final Business Day of the Stockholder Exercise Period. If no such transfer is effected within such ten (10) Business Day period, or if the identity of the proposed purchaser or the terms of the Bona Fide Offer change from those specified in the Stockholder Sale Notice, or if a transfer of the Offered Shares is effected at a price upon terms other than those set forth in the Stockholder Sale Notice, all of the Offered Shares shall once again be subject to the provisions of this ARTICLE III.

            (iii)  Purchase Option—Market Sale Transaction.

              (A)  If the conditions prescribed in Sections 3.1(a)(i)(B), 3.1(a)(iii) and 3.1(b)(i)(B) hereof have been met in connection with the proposed sale of the Offered Shares by the Selling Stockholder and the Company has (x) not elected to exercise the Purchase Option as to any of the Offered Shares or (y) elected to exercise the Purchase Option with respect to a portion of the Offered Shares, the Stockholders (other than the Selling Stockholder), pro rata in accordance with their ownership of Shares, shall then have a Purchase Option, during the Stockholder Exercise Period, to elect to purchase all or any portion of the Offered Shares not elected to be purchased by the Company. If all of the Stockholders do not exercise their Purchase Option as to the entire remaining portion of the Offered Shares, then the Stockholders electing to purchase shall have the right, pro rata in accordance with their ownership of Shares, to elect to purchase the remaining portion of the Offered Shares available. The Stockholders so exercising their Purchase Option shall, within the Stockholder Exercise Period, deliver to the Selling Stockholder an Exercise Notice so informing the Selling Stockholder, and at the time the Exercise Notice is received by the Selling Stockholder a binding agreement shall arise between the Selling Stockholder and the electing Stockholders concerning the sale of such Shares at the Market Sale Purchase Price (but only with respect to the Offered Shares not elected to be purchased by the Company).

              (B)  Notwithstanding the foregoing, however, if the Company and/or the Stockholders (other than the Selling Stockholder) do not elect to purchase all of the Offered Shares subject to the right of first refusal pursuant to this ARTICLE III, the Selling Stockholder may sell or dispose of the portion of the Offered Shares not so purchased by the Company and/or the Stockholders in a Market Sale Transaction.

        3.2.    Consideration Other Than Money.    For purposes hereof, in the event any consideration offered for the Offered Shares in the Bona Fide Offer consists of rights, interests or property other than money, the fair market value of such consideration in monetary terms shall be a cash amount equal to the Market Sale Transaction Purchase Price as determined in accordance with terms of Section 3.3 below.

        3.3.    Market Sale Transaction Purchase Price.    When any option to purchase Shares arises under this ARTICLE III in connection with a Market Sale Transaction, the cash purchase price for such Shares (the "Market Sale Transaction Purchase Price") shall be the fair market value of the shares of the Company's Class A Common Stock, determined as follows:

          (a)   First, if the Company's Class A Common Stock is listed on any national securities association or national securities exchange (including, without limitation, The NASDAQ SmallCap Market), then the fair market value per share of Class A Common Stock shall be the average closing sales price for such shares of Class A Common Stock as quoted on such association or exchange for the twenty (20) trading days immediately preceding the date of the Stockholder Sales Notice, as reported in the Wall Street Journal or a similar publication or on the NASDAQ website; or

          (b)   Second, if the Company's Class A Common Stock is not listed on any national securities association or national securities exchange, but is regularly quoted on The OTC Bulletin Board, The Pink Sheets or a similar established public trading market, then the fair market value per share of Class A Common Stock shall be the average closing bid price for such shares of Class A Common Stock for the twenty (20) trading days immediately preceding the date of the Stockholder Sales Notice, as reported by such market (or if there are no closing bid prices for the Company's Class A Common Stock during such twenty (20) day trading period, then for the twenty (20) day trading period immediately preceding the last trading day on which there was a closing bid price).

        3.4.    Payment of Purchase Price; Closing of Purchase Option.    The purchase price payable upon the exercise of the Purchase Option shall be entirely in cash. The closing of any purchase of the Offered Shares pursuant to the Purchase Option shall take place at the principal offices of the Company on the tenth (10th) Business Day immediately following the final Business Day of the Stockholder Exercise

Period or, with respect to a sale to be made pursuant to a Bona Fide Offer, at such later date as is specified in the Stockholder Sale Notice. At the closing, the Selling Stockholder shall deliver to the Company and/or the purchasing Stockholders, certificates representing the Offered Shares, duly endorsed for transfer or accompanied by duly executed stock powers with the signature of the Selling Stockholder guaranteed by a commercial bank, trust company or registered broker-dealer, and the Company and/or the purchasing Stockholders shall deliver to the Selling Stockholder the purchase price to be paid as herein provided. The transfer of title to the Offered Shares at the closing shall be made without representation or warranty by the Selling Stockholder, except as to his good and marketable title to the Offered Shares and the absence of any liens, security interests or adverse claims of any kind arising by, through or under him.

        3.5.    Rights of First Refusal Not Assignable.    The rights of first refusal set forth herein shall not be assignable, by way of a Transfer of the Shares or otherwise, and any such attempted assignment shall be null and void ab initio.

ARTICLE IV
TERMINATION OF AGREEMENT

        This Agreement shall terminate, and the certificates representing the Shares subject to this Agreement shall be released from the terms of this Agreement upon the first to occur of the following events:

        4.1.    By Agreement.    The written agreement of the Company and the Stockholders bound by the terms of this Agreement; or

        4.2.    Liquidation.    The liquidation and dissolution of the Company; or

        4.3.    Bankruptcy.    The commencement of proceedings in bankruptcy or receivership of the Company; or

        4.4.    Approval of the Board of Directors.    The approval of the Board of Directors, in their sole discretion; or

        4.5.    Conclusion of Term.    Automatically, without any action on the part of the Company or the Stockholders, on December 31, 2012.

        The termination of this Agreement shall not affect or diminish any obligations of the parties hereto to pay for any Shares actually purchased prior to such termination. Upon the termination of this Agreement for any of the above reasons, the certificates of stock held by each Stockholder shall be surrendered to the Company, and the Company shall issue new certificates for the same number of Shares but without the legend required by this Agreement.

ARTICLE V
LEGEND ON SHARE CERTIFICATES

        Each of the certificates representing the Shares shall bear the following legend:

    "The shares represented by this certificate are subject to (i) certain restrictions on dispositions and pledges and (ii) rights of first refusal and repurchase in favor of the corporation and certain stockholders of the corporation and accordingly may not be sold, assigned, transferred, encumbered or in any manner disposed of except in conformity with the terms and conditions of that certain Agreement of Certain Stockholders of Scheid Vineyards Inc., dated as of January 29, 2006 (as such may be amended and supplemented from time to time). A copy of such agreement is available for inspection at the corporation's principal corporate offices."

A copy of this Agreement shall be delivered to the Secretary of the Company and shall be shown by him to any person making inquiry concerning it.

ARTICLE VI
RECAPITALIZATIONS

        In the event the Company is a party to any reorganization, recapitalization, reclassification, readjustment or other change in its capital structure wherein any other shares or securities of the Company are issued in respect of all or part of the Shares then such other shares or securities shall likewise be subject to all of the terms and provisions of this Agreement.

ARTICLE VII
GENERAL PROVISIONS

        7.1.    Notices.    All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given if delivered by courier or other means of personal service, or if sent by facsimile or mailed first class, postage prepaid, by certified mail, return receipt requested, addressed to applicable party at the address and/or facsimile number set forth below such party's name on the signature pages hereto. All notices, requests and other communications shall be deemed received on the date of actual receipt as evidenced by written receipt, acknowledgement or other evidence of actual receipt.

        7.2.    Agreement to Perform Necessary Acts.    The Company and each Stockholder and the heirs, executors or administrators of each Stockholder shall perform any further acts and execute and deliver any documents or procure any court orders which may reasonably be necessary to carry out the provisions of this Agreement.

        7.3.    Modification.    This Agreement may not be modified or amended except by a writing signed by all of the Stockholders and by an officer duly authorized to act on behalf of the Company.

        7.4.    Counterparts.    This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original of the party or parties who executed such counterpart but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of a signature page to this Agreement.

        7.5.    Severability.    Each provision and part thereof of this Agreement is intended to be severable and if any term or all or part of any provision hereof is held by judicial decision to be invalid, such invalidity shall not effect the validity of the remainder of this Agreement.

        7.6.    Entire Agreement.    This Agreement is intended by the parties hereto as a final expression of their agreement and understanding with respect to the subject matter hereof and as a complete and exclusive statement of the terms thereof and supersedes any and all prior and contemporary agreements and understandings (including without limitation, that certain Amended and Restated Buy-Sell Agreement, dated as of December 31, 1997, by and among the parties hereto).

        7.7.    Governing Law.    This Agreement shall be construed and interpreted in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof.

        7.8.    Injunctive Relief.    The parties acknowledge and agree that a violation of any of the terms of this Agreement will cause the parties irreparable injury for which adequate remedy at law is not available. Therefore, the parties agree that each party shall be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any party from committing any violations of the provisions of this Agreement.

        7.9.    Section Headings.    The headings of the sections of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

        7.10.    Construction.    When necessary, the masculine shall include the feminine or neuter and the singular shall include the plural and vice versa.

        7.11.    Binding Effect.    This Agreement shall be binding on and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

        7.12.    Waiver.    No waiver of any provision of this Agreement in any instance shall be or for any purpose be deemed to be a waiver of the right of any party hereto to enforce strict compliance with the provisions hereof in any subsequent instance.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first hereinabove written.

THE COMPANY:
SCHEID VINEYARDS INC., A DELAWARE CORPORATION
By:
Name:
Title:
Address:	305 Hilltown Road Salinas, California 93908 Facsimile No.: (831) 455-9998
THE STOCKHOLDERS:
ALFRED G. SCHEID, AS TRUSTEE OF THE ALFRED G. SCHEID REVOCABLE TRUST, DATED OCTOBER 8, 1992
Address:	1486 Amalfi Drive Pacific Palisades, California 90272 Facsimile No.: (310) 459-1083
SCOTT D. SCHEID
Address:	305 Hilltown Road Salinas, California 93908 Facsimile No.: (831) 455-9998

SIGNATURE PAGE TO AGREEMENT OF CERTAIN
STOCKHOLDERS OF SCHEID VINEYARDS INC.

HEIDI M. SCHEID
Address:	305 Hilltown Road Salinas, California 93908 Facsimile No.: (831) 455-9998
KURT J. GOLLNICK
Address:	305 Hilltown Road Salinas, California 93908 Facsimile No.: (831) 455-9998
EMILY K. LIBERTY
Address:	3648 Ocean Hill Way Malibu, California 90265 Facsimile No.:
TYLER P. SCHEID
Address:	128 Florida Meadows Court Durango, Colorado 81303 Facsimile No.:
SHIRLEY GLADDEN SCHEID, AS TRUSTEE UNDER DECLARATION OF TRUST, DATED MARCH 12, 1997
Address:	1486 Amalfi Drive Pacific Palisades, California 90272 Facsimile No.: (310) 459-1083

SIGNATURE PAGE TO AGREEMENT OF CERTAIN
STOCKHOLDERS OF SCHEID VINEYARDS INC.

EXHIBIT A

SHARES

Shares
Name of Stockholder
	Class	Number
Alfred G. Scheid, As Trustee of The Alfred G. Scheid Revocable Trust, dated October 8, 1992	A B	1,057,085 564,404
Scott D. Scheid	A B	203,135 108,458
Heidi M. Scheid	A B	212,910 113,683
Kurt J. Gollnick	A B	135,020 72,088
Emily K. Liberty	A B	166,610 88,956
Tyler P. Scheid	A B	179,650 95,916
Shirley Gladden Scheid, as Trustee under Declaration of Trust dated March 12, 1997	A B	65,190 34,810

A-1

EXHIBIT B

SPOUSAL CONSENT

        Each of the undersigned acknowledges as follows:

        (a)   The undersigned has read the foregoing Agreement of Certain of the Stockholders of Scheid Vineyards Inc. (the "Agreement" herein) and understands the contents of the Agreement, and is aware that by the provisions of the Agreement, the undersigned's spouse agrees to sell and to grant options to purchase certain Shares, including the undersigned's community property interest therein (if any) of the Company. THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH COUNSEL OF HIS OR HER CHOOSING IN CONNECTION WITH THIS SPOUSAL CONSENT AND HE OR SHE HAS HAD AMPLE OPPORTUNITY TO DO SO. IF THE UNDERSIGNED HAS NOT CONSULTED WITH COUNSEL IN CONNECTION HEREWITH, THE UNDERSIGNED HAS KNOWINGLY AND WILLINGLY ELECTED NOT TO DO SO.

        (b)   The undersigned (i) consents to any such sale and to the granting of such options, (ii) agrees that the undersigned's spouse shall have the sole and exclusive management power with respect to the Shares subject to the Agreement, and (iii) agrees that the undersigned will not effect or attempt to effect any sale or other transfer of such Shares, or of any interest therein.

        (c)   The undersigned shall perform any further acts and execute and deliver any further documents or procure any court orders which may be reasonably necessary to carry out the provisions of this Spousal Consent.

Name:
Spouse of

A-2

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  Exhibit (d)
AGREEMENT OF CERTAIN STOCKHOLDERS OF SCHEID VINEYARDS INC.
EXHIBIT A
SHARES
EXHIBIT B